Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

APRIL 28, 2015

Equity Residential Reports First Quarter 2015 Results
Same Store Revenue Increased 5.0%
Same Store NOI Increased 7.0%
Normalized FFO per Share Increased 11.3%
Revises 2015 Same Store Revenue and NOI and Normalized FFO Guidance

Chicago, IL - April 28, 2015 - Equity Residential (NYSE: EQR) today reported results for the quarter ended March 31, 2015. All per share results are reported as available to common shares on a diluted basis.

“Apartment fundamentals remain very strong across our markets and 2015 should be another terrific year for Equity Residential,” said David J. Neithercut, Equity Residential’s President and CEO.  “As we head into our primary leasing season, we continue to experience less turnover, better occupancy and higher rental rates than original expectations and are therefore pleased to raise our guidance range for same store revenue growth to 4.3% to 4.7%.”

First Quarter 2015
FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the first quarter of 2015 was $0.79 per share compared to $0.71 per share in the first quarter of 2014. The difference is due primarily to the items described below.

For the first quarter of 2015, the company reported Normalized FFO of $0.79 per share compared to $0.71 per share in the same period of 2014. The following items impacted Normalized FFO per share in the quarter:

•	a positive impact of approximately $0.07 per share from higher same store net operating income (NOI) and approximately $0.02 per share from NOI from non-same store properties currently in lease-up;

•	a positive impact of approximately $0.01 per share from lower interest expense primarily due to higher capitalized interest in the first quarter of 2015; and

•	a negative impact of approximately $0.02 per share from the timing of the company’s 2014 and 2015 transaction activity and other items.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. Reconciliations and definitions of FFO and Normalized FFO are provided on pages 5 and 25 of this release and the company has included guidance for Normalized FFO on page 24 and FFO on page 25 of this release.

For the first quarter of 2015, the company reported earnings of $0.49 per share compared to $0.22 per share in the first quarter of 2014. The difference is due primarily to higher gains on property sales in the first quarter of 2015 and the items described above.

Same Store Results
On a same store first quarter to first quarter comparison, which includes 97,586 apartment units, revenues increased 5.0%, expenses increased 1.4% and NOI increased 7.0%.

Capital Markets Activity
In February 2015, the company established a $500 million unsecured commercial paper note program which allows Equity Residential to borrow on a daily, weekly and monthly basis. As of April 27, 2015, the company’s program has approximately $500 million outstanding at a weighted average rate of 0.61% for a weighted average period of 12 days.

Investment Activity
The company did not acquire any operating properties during the first quarter of 2015.

During the first quarter of 2015, the company sold three consolidated apartment properties, consisting of 550 apartment units, for an aggregate sale price of approximately $145.4 million at a weighted average capitalization (cap) rate of 5.3%. These sales generated an unlevered internal rate of return (IRR), inclusive of indirect management costs, of 11.9%.

Second Quarter 2015 Guidance
The company has established a Normalized FFO guidance range of $0.82 to $0.86 per share for the second quarter of 2015. The difference between the company’s first quarter 2015 Normalized FFO of $0.79 per share and the midpoint of the second quarter 2015 guidance range of $0.84 per share is due primarily to:

•	a positive impact of approximately $0.04 per share from higher same store NOI; and

•	a positive impact of approximately $0.01 per share from lower G&A costs.

Full Year 2015 Guidance
The company has revised its guidance for its full year 2015 same store operating performance and Normalized FFO per share as listed below:

	Previous	Revised
Same store:
Physical occupancy	95.8%	95.9%
Revenue change	3.75% to 4.5%	4.3% to 4.7%
Expense change	2.5% to 3.5%	2.5% to 3.5%
NOI change	4.0% to 5.5%	4.8% to 5.8%

Normalized FFO per share	$3.35 to $3.45	$3.37 to $3.45

The company’s guidance for transaction activity remains unchanged at $500 million of acquisitions and $500 million of dispositions with a cap rate spread of 100 basis points.

Second Quarter 2015 Earnings and Conference Call
Equity Residential expects to announce second quarter 2015 results on Tuesday, July 28, 2015 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, July 29, 2015.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 389 properties consisting of 108,793 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Wednesday, April 29, at 10:00 a.m. Central. Please visit the Investor section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2015	2014
REVENUES
Rental income	$664,606	$630,725
Fee and asset management	1,765	2,717
Total revenues	666,371	633,442

EXPENSES
Property and maintenance	124,560	125,566
Real estate taxes and insurance	86,432	82,094
Property management	21,444	22,118
Fee and asset management	1,321	1,662
Depreciation	194,521	185,167
General and administrative	19,922	17,576
Total expenses	448,200	434,183

Operating income	218,171	199,259

Interest and other income	120	605
Other expenses	70	(664)
Interest:
Expense incurred, net	(108,622)	(113,049)
Amortization of deferred financing costs	(2,589)	(2,792)
Income before income and other taxes, income (loss) from investments in unconsolidated entities, net gain (loss) on sales of real estate properties and land parcels and discontinued operations	107,150	83,359
Income and other tax (expense) benefit	(43)	(240)
Income (loss) from investments in unconsolidated entities	2,963	(1,409)
Net gain on sales of real estate properties	79,951	—
Net (loss) on sales of land parcels	(1)	(30)
Income from continuing operations	190,020	81,680
Discontinued operations, net	204	1,052
Net income	190,224	82,732
Net (income) attributable to Noncontrolling Interests:
Operating Partnership	(7,059)	(3,093)
Partially Owned Properties	(643)	(504)
Net income attributable to controlling interests	182,522	79,135
Preferred distributions	(891)	(1,036)
Premium on redemption of Preferred Shares	(2,789)	—
Net income available to Common Shares	$178,842	$78,099

Earnings per share – basic:
Income from continuing operations available to Common Shares	$0.49	$0.21
Net income available to Common Shares	$0.49	$0.22
Weighted average Common Shares outstanding	363,098	360,470

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$0.49	$0.21
Net income available to Common Shares	$0.49	$0.22
Weighted average Common Shares outstanding	380,327	376,384

Distributions declared per Common Share outstanding	$0.5525	$0.50

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2015	2014
Net income	$190,224	$82,732
Net (income) attributable to Noncontrolling Interests – Partially Owned Properties	(643)	(504)
Preferred distributions	(891)	(1,036)
Premium on redemption of Preferred Shares	(2,789)	—
Net income available to Common Shares and Units	185,901	81,192

Adjustments:
Depreciation	194,521	185,167
Depreciation – Non-real estate additions	(1,261)	(1,188)
Depreciation – Partially Owned Properties	(1,079)	(1,068)
Depreciation – Unconsolidated Properties	1,228	1,603
Net (gain) on sales of real estate properties	(79,951)	—
Discontinued operations:
Net (gain) on sales of discontinued operations	—	(71)
FFO available to Common Shares and Units (1) (3) (4)	299,359	265,635

Adjustments (see page 23 for additional detail):
Asset impairment and valuation allowances	—	—
Property acquisition costs and write-off of pursuit costs	(4,825)	474
Debt extinguishment (gains) losses, including prepayment penalties, preferred share
redemptions and non-cash convertible debt discounts	1,473	—
(Gains) losses on sales of non-operating assets, net of income and other tax expense
(benefit)	1,658	9
Other miscellaneous non-comparable items	1,337	(463)
Normalized FFO available to Common Shares and Units (2) (3) (4)	$299,002	$265,655

FFO (1) (3)	$303,039	$266,671
Preferred distributions	(891)	(1,036)
Premium on redemption of Preferred Shares	(2,789)	—
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$299,359	$265,635
FFO per share and Unit - basic	$0.79	$0.71
FFO per share and Unit - diluted	$0.79	$0.71

Normalized FFO (2) (3)	$299,893	$266,691
Preferred distributions	(891)	(1,036)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$299,002	$265,655
Normalized FFO per share and Unit - basic	$0.79	$0.71
Normalized FFO per share and Unit - diluted	$0.79	$0.71

Weighted average Common Shares and Units outstanding - basic	376,696	374,201
Weighted average Common Shares and Units outstanding - diluted	380,327	376,384

Note:
See page 23 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 25 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Investment in real estate
Land	$6,357,580	$6,295,404
Depreciable property	20,024,497	19,851,504
Projects under development	1,269,784	1,343,919
Land held for development	143,997	184,556
Investment in real estate	27,795,858	27,675,383
Accumulated depreciation	(5,600,485)	(5,432,805)
Investment in real estate, net	22,195,373	22,242,578
Cash and cash equivalents	49,418	40,080
Investments in unconsolidated entities	89,284	105,434
Deposits – restricted	203,800	72,303
Escrow deposits – mortgage	50,659	48,085
Deferred financing costs, net	55,791	58,380
Other assets	384,723	383,754
Total assets	$23,029,048	$22,950,614

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,957,876	$5,086,515
Notes, net	5,430,806	5,425,346
Line of credit and commercial paper	470,826	333,000
Accounts payable and accrued expenses	202,110	153,590
Accrued interest payable	84,670	89,540
Other liabilities	383,057	389,915
Security deposits	75,294	75,633
Distributions payable	208,954	188,566
Total liabilities	11,813,593	11,742,105

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	541,866	500,733
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 803,600 shares issued and outstanding as of March 31, 2015 and 1,000,000 shares issued and outstanding as of December 31, 2014	40,180	50,000
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 363,968,420 shares issued and outstanding as of March 31, 2015 and 362,855,454 shares issued and outstanding as of December 31, 2014	3,640	3,629
Paid in capital	8,539,115	8,536,340
Retained earnings	1,928,449	1,950,639
Accumulated other comprehensive (loss)	(180,022)	(172,152)
Total shareholders’ equity	10,331,362	10,368,456
Noncontrolling Interests:
Operating Partnership	219,566	214,411
Partially Owned Properties	122,661	124,909
Total Noncontrolling Interests	342,227	339,320
Total equity	10,673,589	10,707,776
Total liabilities and equity	$23,029,048	$22,950,614

Equity Residential
Portfolio Summary
As of March 31, 2015

			% of	Average
		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI (1)	Rate (2)

Core:
Washington DC	57	18,652	17.6%	$2,202
New York	38	10,330	16.5%	3,879
San Francisco	51	13,208	14.3%	2,453
Los Angeles	61	13,313	12.7%	2,248
Boston	34	7,816	10.0%	2,915
South Florida	35	11,434	7.5%	1,647
Seattle	41	8,170	7.0%	1,940
Denver	19	6,935	4.7%	1,466
San Diego	13	3,505	3.1%	2,008
Orange County, CA	11	3,490	3.0%	1,821
Subtotal – Core	360	96,853	96.4%	2,319

Non-Core:
Inland Empire, CA	10	3,081	2.2%	1,587
Orlando	3	827	0.4%	1,255
All Other Markets	14	2,969	1.0%	1,188
Subtotal – Non-Core	27	6,877	3.6%	1,374
Total	387	103,730	100.0%	2,256

Military Housing	2	5,063	—	—

Grand Total	389	108,793	100.0%	$2,256

Note: Projects under development are not included in the Portfolio Summary until construction has been completed.

(1) % of Stabilized NOI includes budgeted 2015 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the last month of the period presented.

1st Quarter 2015 Earnings Release	7

Equity Residential

Portfolio as of March 31, 2015

	Properties	Apartment Units

Wholly Owned Properties	362	97,825
Master-Leased Properties - Consolidated	3	853
Partially Owned Properties - Consolidated	19	3,771
Partially Owned Properties - Unconsolidated	3	1,281
Military Housing	2	5,063

	389	108,793

______________________________________________________________________________________________________

Portfolio Rollforward Q1 2015
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

12/31/2014	391	109,225
Acquisitions:
Consolidated:
Rental Properties	—	—	—	—
Dispositions:
Consolidated:
Rental Properties	(3)	(550)	$145,400	5.3%
Completed Developments - Consolidated	1	88
Configuration Changes	—	30

3/31/2015	389	108,793

1st Quarter 2015 Earnings Release	8

Equity Residential

First Quarter 2015 vs. First Quarter 2014
Same Store Results/Statistics for 97,586 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q1 2015	$632,034	$216,544	$415,490	$2,252	95.9%	11.2%
Q1 2014	$601,794	$213,460	$388,334	$2,164	95.1%	11.3%

Change	$30,240	$3,084	$27,156	$88	0.8%	(0.1%)

Change	5.0%	1.4%	7.0%	4.1%
_______________________________________________________________________________________________________

First Quarter 2015 vs. Fourth Quarter 2014
Same Store Results/Statistics for 99,502 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q1 2015	$644,513	$221,006	$423,507	$2,252	95.9%	11.2%
Q4 2014	$640,589	$206,764	$433,825	$2,236	96.0%	12.3%

Change	$3,924	$14,242	$(10,318)	$16	(0.1%)	(1.1%)

Change	0.6%	6.9%	(2.4%)	0.7%

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less direct property operating expenses (including real estate taxes and insurance) as well as an allocation of indirect property management costs. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 25 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

1st Quarter 2015 Earnings Release	9

Equity Residential
First Quarter 2015 vs. First Quarter 2014
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year's Quarter
		Q1 2015 % of Actual NOI	Q1 2015 Average Rental Rate (1)	Q1 2015 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	17,741	17.8%	$2,213	95.7%	0.7%	1.9%	0.1%	(0.4%)	1.2%
New York	10,330	16.8%	3,895	96.4%	4.4%	0.6%	7.0%	3.5%	0.8%
San Francisco	12,764	15.1%	2,428	96.6%	10.6%	1.9%	14.8%	8.5%	1.8%
Los Angeles	10,641	10.6%	2,177	95.9%	5.5%	0.9%	8.0%	4.7%	0.7%
Boston	7,722	10.0%	2,892	95.6%	3.4%	1.9%	4.3%	2.8%	0.5%
South Florida	10,537	7.5%	1,627	95.9%	5.1%	2.5%	6.7%	4.5%	0.6%
Seattle	7,380	6.7%	1,910	95.5%	7.4%	(0.5%)	11.4%	6.6%	0.6%
Denver	6,935	5.2%	1,455	95.8%	9.0%	0.0%	12.5%	8.3%	0.6%
San Diego	3,505	3.4%	2,008	95.9%	5.2%	2.6%	6.4%	4.3%	0.9%
Orange County, CA	3,490	3.2%	1,820	96.2%	5.5%	4.4%	5.9%	4.4%	1.1%
Subtotal – Core	91,045	96.3%	2,315	96.0%	5.1%	1.4%	7.1%	4.0%	1.0%

Non-Core:
Inland Empire, CA	3,081	2.3%	1,591	95.0%	3.1%	3.3%	3.0%	3.6%	(0.5%)
Orlando	827	0.4%	1,244	95.7%	4.4%	5.6%	3.6%	2.4%	1.8%
All Other Markets	2,633	1.0%	1,142	96.0%	3.5%	0.2%	7.2%	3.6%	(0.1%)
Subtotal – Non-Core	6,541	3.7%	1,366	95.5%	3.4%	2.2%	4.2%	3.5%	0.0%

Total	97,586	100.0%	$2,252	95.9%	5.0%	1.4%	7.0%	4.1%	0.8%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

1st Quarter 2015 Earnings Release	10

Equity Residential
First Quarter 2015 vs. Fourth Quarter 2014
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Quarter
		Q1 2015 % of Actual NOI	Q1 2015 Average Rental Rate (1)	Q1 2015 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	18,130	17.8%	$2,203	95.7%	0.1%	9.4%	(4.1%)	(0.3%)	0.3%
New York	10,330	16.5%	3,895	96.4%	0.7%	10.5%	(4.8%)	1.2%	(0.4%)
San Francisco	12,764	14.8%	2,428	96.6%	1.6%	2.9%	1.0%	1.7%	(0.2%)
Los Angeles	11,811	11.6%	2,217	95.9%	0.8%	2.7%	(0.2%)	0.9%	0.0%
Boston	7,722	9.8%	2,892	95.6%	(0.8%)	16.0%	(8.0%)	0.1%	(0.8%)
South Florida	10,665	7.5%	1,628	95.9%	1.2%	5.0%	(0.9%)	0.9%	0.3%
Seattle	7,609	6.8%	1,908	95.6%	1.0%	0.3%	1.3%	1.0%	0.1%
Denver	6,935	5.1%	1,455	95.8%	0.7%	(1.4%)	1.4%	0.8%	0.0%
San Diego	3,505	3.3%	2,008	95.9%	0.3%	1.7%	(0.4%)	0.9%	(0.6%)
Orange County, CA	3,490	3.1%	1,820	96.2%	0.4%	5.6%	(1.5%)	0.9%	(0.4%)
Subtotal – Core	92,961	96.3%	2,314	96.0%	0.6%	6.8%	(2.3%)	0.7%	0.0%

Non-Core:
Inland Empire, CA	3,081	2.3%	1,591	95.0%	0.6%	2.3%	(0.2%)	1.0%	(0.4%)
Orlando	827	0.4%	1,244	95.7%	1.4%	3.5%	0.0%	1.6%	(0.2%)
All Other Markets	2,633	1.0%	1,142	96.0%	0.1%	16.0%	(12.4%)	0.1%	0.0%
Subtotal – Non-Core	6,541	3.7%	1,366	95.5%	0.5%	8.0%	(3.8%)	0.7%	(0.2%)

Total	99,502	100.0%	$2,252	95.9%	0.6%	6.9%	(2.4%)	0.7%	(0.1%)

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

1st Quarter 2015 Earnings Release	11

Equity Residential

First Quarter 2015 vs. First Quarter 2014
Same Store Operating Expenses for 97,586 Same Store Apartment Units
$ in thousands
					% of Actual Q1 2015 Operating Expenses

	Actual Q1 2015	Actual Q1 2014	$ Change	% Change

Real estate taxes	$75,356	$71,697	$3,659	5.1%	34.8%
On-site payroll (1)	45,491	43,684	1,807	4.1%	21.0%
Utilities (2)	32,688	37,622	(4,934)	(13.1%)	15.1%
Repairs and maintenance (3)	26,334	24,218	2,116	8.7%	12.2%
Property management costs (4)	18,961	18,054	907	5.0%	8.7%
Insurance	5,405	6,050	(645)	(10.7%)	2.5%
Leasing and advertising	2,587	2,511	76	3.0%	1.2%
Other on-site operating expenses (5)	9,722	9,624	98	1.0%	4.5%

Same store operating expenses	$216,544	$213,460	$3,084	1.4%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

1st Quarter 2015 Earnings Release	12

Equity Residential

Debt Summary as of March 31, 2015
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$4,957,876	45.7%	4.13%	7.4
Unsecured	5,901,632	54.3%	4.68%	7.2

Total	$10,859,508	100.0%	4.43%	7.3

Fixed Rate Debt:
Secured – Conventional	$4,221,811	38.9%	4.73%	5.8
Unsecured – Public	4,974,750	45.8%	5.39%	8.1

Fixed Rate Debt	9,196,561	84.7%	5.08%	7.1

Floating Rate Debt:
Secured – Conventional	7,985	0.1%	0.11%	18.8
Secured – Tax Exempt	728,080	6.7%	0.63%	16.0
Unsecured – Public (2)	456,056	4.2%	0.89%	4.3
Unsecured – Revolving Credit Facility	130,000	1.2%	1.02%	3.0
Unsecured – Commercial Paper Program	340,826	3.1%	0.53%	(3)

Floating Rate Debt	1,662,947	15.3%	0.77%	8.5

Total	$10,859,508	100.0%	4.43%	7.3

(1) Net of the effect of any derivative instruments. Weighted average rates are for the quarter ended March 31, 2015.

(2) Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.
(3) As of March 31, 2015, the weighted average maturity on the Company's outstanding commercial paper was 14 days.

Note: The Company capitalized interest of approximately $15.3 million and $12.8 million during the quarters ended March 31, 2015 and 2014, respectively.

Note: The Company recorded approximately $0.5 million and $1.1 million of net debt discount/deferred derivative settlement amortization as additional interest expense during the quarters ended March 31, 2015 and 2014, respectively.

______________________________________________________________________________________________________

Debt Maturity Schedule as of March 31, 2015
(Amounts in thousands)
						Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)	Floating Rate (1)
Year				Total	% of Total

2015	$344,995	$340,900	(2)	$685,895	6.3%	6.43%	3.53%
2016	1,132,141	—		1,132,141	10.4%	5.31%	5.31%
2017	1,346,252	456		1,346,708	12.4%	6.16%	6.16%
2018	83,854	227,659	(3)	311,513	2.9%	5.61%	2.17%
2019	806,113	477,204		1,283,317	11.8%	5.48%	3.75%
2020	1,678,020	809		1,678,829	15.5%	5.49%	5.49%
2021	1,194,624	856		1,195,480	11.0%	4.63%	4.63%
2022	228,273	905		229,178	2.1%	3.16%	3.17%
2023	1,331,497	956		1,332,453	12.3%	3.74%	3.74%
2024	2,497	1,011		3,508	0.0%	4.97%	5.14%
2025+	1,022,417	673,977		1,696,394	15.6%	4.97%	3.16%
Premium/(Discount)	25,878	(61,786)		(35,908)	(0.3%)	N/A	N/A

Total	$9,196,561	$1,662,947		$10,859,508	100.0%	5.12%	4.41%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of March 31, 2015.

(2) Represents the principal outstanding on the Company's unsecured commercial paper program. The Company may borrow up to a maximum of $500.0 million on the program subject to market conditions.

(3) Includes $130.0 million outstanding on the Company's unsecured revolving credit facility. As of March 31, 2015, there was approximately $1.986 billion available on this facility (net of $43.3 million which was restricted/dedicated to support letters of credit, net of the $130.0 million outstanding on the revolving credit facility and net of $340.9 million outstanding on the commercial paper program).

1st Quarter 2015 Earnings Release	13

Equity Residential
Unsecured Debt Summary as of March 31, 2015
(Amounts in thousands)

					Unamortized Premium/ (Discount)
	Coupon Rate	Due Date		Face Amount		Net Balance

Fixed Rate Notes:
	6.584%	04/13/15		$300,000	$—	$300,000
	5.125%	03/15/16		500,000	(49)	499,951
	5.375%	08/01/16		400,000	(247)	399,753
	5.750%	06/15/17		650,000	(1,144)	648,856
	7.125%	10/15/17		150,000	(165)	149,835
	2.375%	07/01/19	(1)	450,000	(382)	449,618
Fair Value Derivative Adjustments			(1)	(450,000)	382	(449,618)
	4.750%	07/15/20		600,000	(2,404)	597,596
	4.625%	12/15/21		1,000,000	(2,540)	997,460
	3.000%	04/15/23		500,000	(3,560)	496,440
	7.570%	08/15/26		140,000	—	140,000
	4.500%	07/01/44		750,000	(5,141)	744,859

				4,990,000	(15,250)	4,974,750
Floating Rate Notes:
		07/01/19	(1)	450,000	(382)	449,618
Fair Value Derivative Adjustments		07/01/19	(1)	6,438	—	6,438
				456,438	(382)	456,056

Line of Credit and Commercial Paper:
Revolving Credit Facility	LIBOR+1.05%	04/01/18	(2)(3)	130,000	—	130,000
Commercial Paper Program	(4)	(4)	(2)	340,900	(74)	340,826
				470,900	(74)	470,826

Total Unsecured Debt				$5,917,338	$(15,706)	$5,901,632

(1)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

(2)	Facility/program is private. All other unsecured debt is public.

(3)
Represents the Company's $2.5 billion unsecured revolving credit facility maturing April 1, 2018. The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 1.05%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of March 31, 2015, there was approximately $1.986 billion available on this facility (net of $43.3 million which was restricted/dedicated to support letters of credit, net of the $130.0 million outstanding on the revolving credit facility and net of $340.9 million outstanding on the commercial paper program).

(4)
Represents the Company's unsecured commercial paper program. The Company may borrow up to a maximum of $500.0 million on this program subject to market conditions. The notes bear interest at various floating rates with a weighted average of 0.53% for the quarter ended March 31, 2015 and a weighted average maturity of 14 days as of March 31, 2015.

1st Quarter 2015 Earnings Release	14

	Equity Residential

	Selected Unsecured Public Debt Covenants
		March 31, 2015	December 31, 2014

	Total Debt to Adjusted Total Assets (not to exceed 60%)	38.9%	39.2%

	Secured Debt to Adjusted Total Assets (not to exceed 40%)	17.8%	18.4%

	Consolidated Income Available for Debt Service to
	Maximum Annual Service Charges
	(must be at least 1.5 to 1)	3.48	3.38

	Total Unsecured Assets to Unsecured Debt
	(must be at least 150%)	337.7%	336.5%

Note:
These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt, which represent the Company's most restrictive covenants. Equity Residential is the general partner of ERPOP.

Selected Credit Ratios (1)
		March 31, 2015	December 31, 2014

	Total debt to Normalized EBITDA	6.35x	6.45x

	Net debt to Normalized EBITDA	6.29x	6.40x

Note:	See page 22 for the footnote referenced above and the Normalized EBITDA reconciliations.

1st Quarter 2015 Earnings Release	15

Equity Residential

Capital Structure as of March 31, 2015
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$4,957,876	45.7%
Unsecured Debt			5,901,632	54.3%

Total Debt			10,859,508	100.0%	26.9%

Common Shares (includes Restricted Shares)	363,968,420	96.2%
Units (includes OP Units and Restricted Units)	14,477,945	3.8%

Total Shares and Units	378,446,365	100.0%
Common Share Price at March 31, 2015	$77.86
			29,465,834	99.9%
Perpetual Preferred Equity (see below)			40,180	0.1%

Total Equity			29,506,014	100.0%	73.1%

Total Market Capitalization			$40,365,522		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of March 31, 2015
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K (1)	12/10/26	803,600	$40,180	$4.145	$3,331

Total Perpetual Preferred Equity		803,600	$40,180		$3,331

(1)
Effective January 26, 2015, the Company repurchased and retired 196,400 Series K Preferred Shares with a par value of $9.82 million for total cash consideration of approximately $12.7 million. As a result of this partial redemption, the Company incurred a cash charge of approximately $2.8 million which was recorded as a premium on the redemption of preferred shares but did not impact Normalized FFO.

1st Quarter 2015 Earnings Release	16

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	Q1 2015	Q1 2014

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	363,098,200	360,470,366
Shares issuable from assumed conversion/vesting of:
- OP Units	13,597,682	13,730,577
- long-term compensation shares/units	3,631,489	2,183,239

Total Common Shares and Units - diluted	380,327,371	376,384,182

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	363,098,200	360,470,366
OP Units - basic	13,597,682	13,730,577

Total Common Shares and OP Units - basic	376,695,882	374,200,943
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	3,631,489	2,183,239

Total Common Shares and Units - diluted	380,327,371	376,384,182

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	363,968,420	361,148,189
Units (includes OP Units and Restricted Units)	14,477,945	14,375,319

Total Shares and Units	378,446,365	375,523,508

1st Quarter 2015 Earnings Release	17

Equity Residential
Partially Owned Entities as of March 31, 2015
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated			Unconsolidated
	Development Projects
	Held for and/or Under Development (4)			Operating

		Operating	Total		Total

Total projects (1)	—	19	19	3	3

Total apartment units (1)	—	3,771	3,771	1,281	1,281

Operating information for the quarter ended 3/31/15 (at 100%):
Operating revenue	$250	$22,688	$22,938	$7,813	$7,813
Operating expenses	418	6,875	7,293	2,443	2,443

Net operating (loss) income	(168)	15,813	15,645	5,370	5,370
Depreciation	991	5,520	6,511	3,076	3,076
General and administrative/other	—	15	15	56	56

Operating (loss) income	(1,159)	10,278	9,119	2,238	2,238
Interest and other income	—	4	4	—	—
Other expenses	—	(50)	(50)	—	—
Interest:
Expense incurred, net	—	(3,884)	(3,884)	(2,346)	(2,346)
Amortization of deferred financing costs	—	(89)	(89)	(1)	(1)

(Loss) income before income and other taxes and (loss) from investments in unconsolidated entities
	(1,159)	6,259	5,100	(109)	(109)
Income and other tax (expense) benefit	—	(35)	(35)	(18)	(18)
(Loss) from investments in unconsolidated entities	—	(377)	(377)	—	—
Net (loss) income	$(1,159)	$5,847	$4,688	$(127)	$(127)

Debt - Secured (2):
EQR Ownership (3)	$—	$282,121	$282,121	$35,055	$35,055
Noncontrolling Ownership	—	78,446	78,446	140,221	140,221

Total (at 100%)	$—	$360,567	$360,567	$175,276	$175,276

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company.

(3)	Represents the Company's current equity ownership interest.

(4)	See Projects Under Development - Partially Owned on page 19 for further information.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay ("AVB") in connection with the Archstone transaction. These ventures own certain non-core Archstone assets that are held for sale and succeeded to certain residual Archstone liabilities, such as liability for various employment-related matters as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests have an aggregate liquidation value of $72.6 million at March 31, 2015. The ventures are owned 60% by the Company and 40% by AVB.

1st Quarter 2015 Earnings Release	18

Equity Residential
Consolidated Development and Lease-Up Projects as of March 31, 2015
(Amounts in thousands except for project and apartment unit amounts)
Projects	Location	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Wholly Owned:
Parc on Powell (formerly 1333 Powell)	Emeryville, CA	173	$87,500	$75,585	$42,801	$—	90%	44%	21%	Q2 2015	Q4 2015
170 Amsterdam (2)	New York, NY	236	110,892	104,549	104,549	—	97%	—	—	Q2 2015	Q1 2016
Azure (at Mission Bay)	San Francisco, CA	273	189,090	161,788	161,788	—	88%	—	—	Q3 2015	Q4 2016
Junction 47 (formerly West Seattle)	Seattle, WA	206	67,112	53,603	53,603	—	78%	—	—	Q4 2015	Q3 2016
Odin (formerly Tallman)	Seattle, WA	301	84,277	65,518	65,518	—	79%	—	—	Q4 2015	Q2 2017
Village at Howard Hughes	Los Angeles, CA	545	193,231	98,965	98,965	—	34%	—	—	Q2 2016	Q2 2017
Potrero	San Francisco, CA	453	224,474	92,222	92,222	—	35%	—	—	Q2 2016	Q3 2017
Millikan	Irvine, CA	344	102,331	47,001	47,001	—	20%	—	—	Q2 2016	Q3 2017
Tasman	San Jose, CA	554	214,923	142,279	142,279	—	60%	—	—	Q2 2016	Q2 2018
340 Fremont (formerly Rincon Hill)	San Francisco, CA	348	287,454	119,998	119,998	—	33%	—	—	Q3 2016	Q1 2018
One Henry Adams	San Francisco, CA	241	164,434	47,768	47,768	—	7%	—	—	Q4 2016	Q4 2017
Cascade	Seattle, WA	483	158,494	40,420	40,420	—	5%	—	—	Q2 2017	Q1 2019
801 Brannan	San Francisco, CA	449	290,209	57,265	57,265	—	1%	—	—	Q3 2017	Q1 2019
2nd & Pine (3)	Seattle, WA	398	214,742	51,097	51,097	—	10%	—	—	Q3 2017	Q2 2019
Projects Under Development - Wholly Owned		5,004	2,389,163	1,158,058	1,125,274	—

Projects Under Development - Partially Owned:
Prism at Park Avenue South (4)	New York, NY	269	251,961	232,713	29,414	—	94%	18%	14%	Q3 2015	Q1 2016
Projects Under Development - Partially Owned		269	251,961	232,713	29,414	—

Projects Under Development		5,273	2,641,124	1,390,771	1,154,688	—

Completed Not Stabilized - Wholly Owned (5):
Urbana (formerly Market Street Landing)	Seattle, WA	287	88,774	87,259	—	—		95%	94%	Completed	Q2 2015
Residences at Westgate I (formerly Westgate II)	Pasadena, CA	252	127,292	124,641	—	—		83%	79%	Completed	Q3 2015
Residences at Westgate II (formerly Westgate III)	Pasadena, CA	88	55,037	49,313	—	—		—	—	Completed	Q4 2015
Projects Completed Not Stabilized - Wholly Owned		627	271,103	261,213	—	—

Projects Completed Not Stabilized		627	271,103	261,213	—	—

Completed and Stabilized During the Quarter - Wholly Owned:
1111 Belle Pre (formerly The Madison)	Alexandria, VA	360	111,922	111,738	—	—		99%	97%	Completed	Stabilized
Park Aire (formerly Enclave at Wellington)	Wellington, FL	268	48,910	48,909	—	—		98%	94%	Completed	Stabilized
Jia (formerly Chinatown Gateway)	Los Angeles, CA	280	92,920	90,359	—	—		97%	96%	Completed	Stabilized
Projects Completed and Stabilized During the Quarter - Wholly Owned		908	253,752	251,006	—	—

Projects Completed and Stabilized During the Quarter		908	253,752	251,006	—	—

Total Consolidated Projects		6,808	$3,165,979	$1,902,990	$1,154,688	$—

Land Held for Development		N/A	N/A	$143,997	$143,997	$—

							Total Capital Cost (1)	Q1 2015 NOI
NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS
Projects Under Development							$2,641,124	$(365)
Completed Not Stabilized							271,103	2,431
Completed and Stabilized During the Quarter							253,752	3,745
Total Consolidated Development NOI Contribution							$3,165,979	$5,811

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)			170 Amsterdam – The land under this project is subject to a long term ground lease.
(3)
2nd & Pine – Includes an adjacent land parcel on which certain improvements including a portion of a parking structure will be constructed as part of the development of this project. The Company may eventually construct an additional apartment tower on this site or sell a portion of the garage and the related air rights.

(4)
Prism at Park Avenue South – The Company is jointly developing with Toll Brothers (NYSE: TOL) a project at 400 Park Avenue South in New York City with the Company's rental portion on floors 2-22 and Toll's for sale portion on floors 23-40. The total capital cost and total book value to date represent only the Company's portion of the project. Toll Brothers has funded $115.1 million for their allocated share of the project.

(5)			Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

1st Quarter 2015 Earnings Release	19

Equity Residential
Unconsolidated Development and Lease-Up Projects as of March 31, 2015
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	Percentage Ownership	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Completed and Stabilized During the Quarter - Unconsolidated:
Domain (2)	San Jose, CA	20.0%	444	$155,820	$155,128	$—	$96,793		98%	97%	Completed	Stabilized
Projects Completed and Stabilized During the Quarter - Unconsolidated			444	155,820	155,128	—	96,793

Projected Completed and Stabilized During the Quarter			444	155,820	155,128	—	96,793

Total Unconsolidated Projects			444	$155,820	$155,128	$—	$96,793

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)
Domain – This development project is owned 20% by the Company and 80% by an institutional partner in an unconsolidated joint venture. Total project cost is approximately $155.8 million and construction was predominantly funded with a long-term, non-recourse secured loan from the partner. The Company was responsible for constructing the project and had given certain construction cost overrun guarantees but currently has no further funding obligations. Domain has a maximum debt commitment of $98.6 million, the loan bears interest at 5.75% and matures January 1, 2022.

1st Quarter 2015 Earnings Release	20

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Quarter Ended March 31, 2015
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties (6)	97,586	$26,334	$270	$21,437	$219	$47,771	$489	$21,633	$222	$13,675	$140	$35,308	$362	(9)	$83,079	$851

Non-Same Store Properties (7)	4,863	856	179	658	138	1,514	317	67	14	2,753	577	2,820	591		4,334	908

Other (8)	—	80		153		233		23		19		42			275

Total	102,449	$27,270		$22,248		$49,518		$21,723		$16,447		$38,170			$87,688

(1)
Total Apartment Units - Excludes 1,281 unconsolidated apartment units and 5,063 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)		Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $13.1 million spent in Q1 2015 on apartment unit renovations/rehabs (primarily kitchens and baths) on 1,432 same store apartment units (equating to approximately $9,100 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2015, the Company expects to spend approximately $60.0 million for all unit renovation/rehab costs (primarily on same store properties) at a weighted average cost of $9,000 per apartment unit rehabbed.

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)		Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2014, less properties subsequently sold.

(7)
Non-Same Store Properties - Primarily includes all properties acquired during 2014 and 2015, plus any properties in lease-up and not stabilized as of January 1, 2014. Per apartment unit amounts are based on a weighted average of 4,775 apartment units.

(8)		Other - Primarily includes expenditures for properties sold and properties under development.

(9)
For 2015, the Company estimates that it will spend approximately $1,850 per apartment unit of capital expenditures, inclusive of apartment unit renovation/rehab costs, or $1,250 per apartment unit excluding apartment unit renovation/rehab costs.

1st Quarter 2015 Earnings Release	21

Equity Residential
Normalized EBITDA Reconciliations
(Amounts in thousands)

Normalized EBITDA Reconciliations for Page 15

	Trailing Twelve Months		2015	2014
	March 31, 2015	December 31, 2014	Q1	Q4	Q3	Q2	Q1
Net income	$766,175	$658,683	$190,224	$227,041	$231,190	$117,720	$82,732
Interest expense incurred, net (includes discontinued operations)	452,764	457,191	108,622	109,967	118,251	115,924	113,049
Amortization of deferred financing costs (includes discontinued operations)	10,885	11,088	2,589	2,534	2,628	3,134	2,792
Depreciation (includes discontinued operations)	768,215	758,861	194,521	193,089	190,469	190,136	185,167
Income and other tax expense (benefit) (includes discontinued operations)	1,209	1,402	58	243	260	648	251
Archstone direct acquisition costs (other expenses)	29	(1)	—	—	6	23	(30)
Property acquisition costs (other expenses)	405	355	99	77	135	94	49
Write-off of pursuit costs (other expenses)	3,648	3,607	493	1,540	575	1,040	452
Loss (income) from investments in unconsolidated entities	3,580	7,952	(2,963)	(2,249)	1,176	7,616	1,409
Net (gain) loss on sales of land parcels	(5,306)	(5,277)	1	(3,431)	(1,052)	(824)	30
(Gain) on sale of investment securities (interest and other income)	(36)	(57)	—	—	—	(36)	(21)
Write-off of unamortized retail lease intangibles (rental income)	(147)	(147)	—	—	—	(147)	—
Executive compensation program duplicative costs	2,337	—	2,337	—	—	—	—
Forfeited deposits (interest and other income)	(150)	(150)	—	(150)	—	—	—
Insurance/litigation settlement or reserve income (interest and other income)	(2,330)	(2,793)	—	(32)	(419)	(1,879)	(463)
Insurance/litigation settlement or reserve expense (other expenses)	3,099	4,099	(1,000)	—	4,000	99	—
Other (interest and other income)	(750)	(750)	—	(750)	—	—	—
Net (gain) loss on sales of discontinued operations	(108)	(179)	—	44	1	(153)	(71)
Net (gain) on sales of real estate properties	(292,636)	(212,685)	(79,951)	(84,141)	(113,641)	(14,903)	—
Normalized EBITDA (1)	$1,710,883	$1,681,199	$415,030	$443,782	$433,579	$418,492	$385,346

Balance Sheet Items:	March 31, 2015	December 31, 2014
Total debt (1)	$10,859,508	$10,844,861
Cash and cash equivalents	(49,418)	(40,080)
Mortgage principal reserves/sinking funds	(43,626)	(41,567)
Net debt (1)	$10,766,464	$10,763,214

(1) Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are useful to investors, creditors and rating agencies because they allow investors to compare the Company's credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual credit quality.

1st Quarter 2015 Earnings Release	22

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations
	Normalized
	FFO Reconciliations
	Guidance Q1 2015
	to Actual Q1 2015

	Amounts	Per Share
Guidance Q1 2015 Normalized FFO - Diluted (2) (3)	$298,632	$0.786
Property NOI	(1,016)	(0.003)
Interest expense	763	0.002
Other	623	0.001

Actual Q1 2015 Normalized FFO - Diluted (2) (3)	$299,002	$0.786
_____________________________________________________________________________________________________

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Quarter Ended March 31,
	2015	2014	Variance
Impairment	$—	$—	$—
Asset impairment and valuation allowances	—	—	—

Archstone direct acquisition costs (other expenses) (A)	—	(30)	30
Archstone indirect costs ((income) loss from investments in unconsolidated entities) (B)	(5,417)	3	(5,420)
Property acquisition costs (other expenses)	99	49	50
Write-off of pursuit costs (other expenses)	493	452	41
Property acquisition costs and write-off of pursuit costs	(4,825)	474	(5,299)

Write-off of unamortized deferred financing costs (interest expense)	74	—	74
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(1,390)	—	(1,390)
Premium on redemption of Preferred Shares	2,789	—	2,789
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	1,473	—	1,473

Net loss on sales of land parcels	1	30	(29)
Net loss on sales of unconsolidated entities – non-operating assets	1,657	—	1,657
(Gain) on sale of investment securities (interest and other income)	—	(21)	21
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	1,658	9	1,649

Executive compensation program duplicative costs (C)	2,337	—	2,337
Insurance/litigation settlement or reserve income (interest and other income)	—	(463)	463
Insurance/litigation settlement or reserve expense (other expenses)	(1,000)	—	(1,000)
Other miscellaneous non-comparable items	1,337	(463)	1,800

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$(357)	$20	$(377)

(A) Archstone direct acquisition costs primarily includes items such as investment banking and legal/accounting fees that were incurred directly by the Company.

(B) Archstone indirect costs primarily includes the Company's 60% share of winddown costs for such items as office leases, litigation and German operations/sales that were incurred indirectly through the Company's interest in various unconsolidated joint ventures with AvalonBay. During 2015, the amount also includes approximately $6.9 million received related to the favorable settlement of a lawsuit.

(C) Represents the accounting cost associated with the Company's new performance based executive compensation program. The Company is required to expense in 2015 a portion of both the previous program's time based equity grants for service in 2014 and the performance based grants issued under the new program, creating a duplicative charge. Of this amount, $0.3 million and $2.0 million has been recorded to property management expense and general and administrative expense, respectively.

Note: See page 25 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

1st Quarter 2015 Earnings Release	23

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties, property acquisition costs and the write-off of pursuit costs, are not included in the estimates provided on this page. See page 25 for the definitions, the footnotes referenced below and the reconciliations of EPS to FFO and Normalized FFO.

2015 Normalized FFO Guidance (per share diluted)

	Q2 2015	2015

Expected Normalized FFO (2) (3)	$0.82 to $0.86	$3.37 to $3.45

2015 Same Store Assumptions

Physical occupancy		95.9%
Revenue change		4.3% to 4.7%
Expense change		2.5% to 3.5%
NOI change		4.8% to 5.8%

(Note: Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2015 Transaction Assumptions

Consolidated rental acquisitions		$500.0 million
Consolidated rental dispositions		$500.0 million
Capitalization rate spread		100 basis points

2015 Debt Assumptions

Weighted average debt outstanding		$10.8 billion to $11.1 billion
Weighted average interest rate (reduced for capitalized interest)		4.10%
Interest expense, net		$442.8 million to $455.1 million
Capitalized interest		$55.0 million to $61.0 million

2015 Other Guidance Assumptions

General and administrative expense (see Note below)		$51.0 million to $53.0 million
Interest and other income		$0.5 million
Income and other tax expense		$1.0 million
Debt offerings		$950.0 million
Equity ATM share offerings		No amounts budgeted
Preferred share offerings		No amounts budgeted
Weighted average Common Shares and Units - Diluted		380.8 million

Note: Normalized FFO guidance excludes a duplicative charge of approximately $9.3 million, of which $8.0 million will be recorded to general and administrative expense and $1.3 million will be recorded to property management expense, related to the Company's revised executive compensation program.

1st Quarter 2015 Earnings Release	24

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 5, 23 and 24
			Expected Q2 2015 Per Share	Expected 2015 Per Share
	Expected Q1 2015
	Amounts	Per Share

Expected Earnings - Diluted (5)	$270,480	$0.712	$0.65 to $0.69	$2.15 to $2.23
Add: Expected depreciation expense	194,325	0.511	0.52	2.10
Less: Expected net gain on sales (5)	(154,690)	(0.407)	(0.32)	(0.88)

Expected FFO - Diluted (1) (3)	310,115	0.816	0.85 to 0.89	3.37 to 3.45

Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	(15,702)	(0.041)	(0.02)	(0.02)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	1,473	0.004	—	—
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	—	—	—	0.01
Other miscellaneous non-comparable items	2,746	0.007	(0.01)	0.01

Expected Normalized FFO - Diluted (2) (3)	$298,632	$0.786	$0.82 to $0.86	$3.37 to $3.45

Definitions and Footnotes for Pages 5, 23 and 24

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The Company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)
Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 9

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the First Quarter 2015 Same Store Properties:
	Quarter Ended March 31,
	2015	2014

Operating income	$218,171	$199,259
Adjustments:
Non-same store operating results	(16,680)	(12,613)
Fee and asset management revenue	(1,765)	(2,717)
Fee and asset management expense	1,321	1,662
Depreciation	194,521	185,167
General and administrative	19,922	17,576

Same store NOI	$415,490	$388,334

1st Quarter 2015 Earnings Release	25